                      THE BRUNSWICK BANK AND TRUST COMPANY
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN
                               ADOPTION AGREEMENT

1.       EMPLOYER INFORMATION

         A. The name of the Plan is the Brunswick Bank and Trust Company Non-Qualified Deferred Compensation Plan;

         B.      The name and address of the employer sponsoring the Plan is:

                             Brunswick Bancorp and
                 Brunswick Bank and Trust Company ("The Company")
                                  P.O. Box 29
                            New Brunswick, NJ  08903

         C. The first day of the twelve month period for which the Company pays taxes is January 1, 1995.

2.       PLAN INFORMATION

         A.      The effective date of the Plan is January 1, 1995;

         B.      The Plan year ends December 31st.

3.       ELIGIBLE EMPLOYEES

         Those key employees of the Company selected by the Compensation Committee of the Board of Directors, specifically, Carmen J. Gumina, at the date of adoption and key employees, if any, subsequently designated.

4.       CONTRIBUTIONS

         Discretionary Incentive Contributions

         The Company may make Discretionary Incentive Contributions in any amounts the Company's Compensation Committee of the Board of Directors shall designate.

         The Company currently intends to make Discretionary Incentive Contributions for Carmen J. Gumina as follows:

         Plan Year Ended                             Amount
         ---------------                           ----------
         December 31, 1995                        $120,000.00

         December 31, 1996                         120,000.00

         December 31, 1997                         120,000.00

         December 31, 1998                         120,000.00

         December 31, 1999                         120,000.00

         These contributions will be subject to the vesting schedule selected as designated in Section 5 below. Vesting schedules for subsequent Discretionary Incentive Contributions shall be determined at the time designated by the Compensation Committee of the Board of Directors.

5.       VESTING OF DISCRETIONARY INCENTIVE CONTRIBUTIONS

         Date                                                         Percentage
         ----                                                         ----------
         December 31, 1995                                                   20%

         December 31, 1996                                                   40%

         December 31, 1997                                                   60%

         December 31, 1998                                                   80%

         December 31, 1999                                                  100%

6.       ACCOUNTS

         The Trustee can invest each Participant's Account Balance as a separate account, in which case the Trustee can, but is not required to, take into consideration the investment preferences of the Participants.

7.       ADMINISTRATION

         Plan Administrator

         The Plan Administrator is legally responsible for the operation of the Plan, including:

         A. Keeping track of which employees are eligible to participate in the Plan and the date each employee becomes eligible to participate;

         B. Maintaining Participants' Accounts, including all sub-accounts required for different contribution types and payment elections, and keeping track of all elections made by Participants under the Plan and any other relevant information;

         C. Transmitting important communications to the Participants, and obtaining relevant information from Participants such as changes in investment selections; and

         D. Filing important reports required to be submitted to governmental agencies.

                      THE BRUNSWICK BANK AND TRUST COMPANY
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN
                                TRUST AGREEMENT

         THIS TRUST AGREEMENT, made and entered into this 5th day of December, 1995, by and among Brunswick Bank and Trust Company (the "Bank"), Brunswick Bancorp (the "Bancorp"), and Brunswick Bank and Trust Company together with Brunswick Bancorp (the "Company") and Thomas Fornale (the "Trustee").

                                WITNESSETH THAT:

         WHEREAS, the Company heretofore established the Brunswick Bank and Trust Company Non-Qualified Deferred Compensation Plan for Officers (the "Plan") for the purpose of retaining the continued employment of certain key employees of the Company; and

         WHEREAS, the Company wishes to establish a trust fund to aid it in accumulating the amounts necessary to satisfy its contractual liability to pay such benefits; and

         WHEREAS, the Company may make contributions to this trust from time to time, which contributions (if made) will be applied in payment of the Company's obligations to pay such benefits; and

         WHEREAS, the Plan provides for the Company to pay all benefits thereunder from its general assets, and the establishment of this trust shall not reduce or otherwise affect the Company's continuing liability to pay benefits from such assets except that the Company's liability shall be offset by actual benefit payments made by this trust; and

         WHEREAS, the trust established by this Trust Agreement is intended to be classified for income tax purposes as a "grantor trust" with the result that the income of the trust will be treated as income of the Company pursuant to Subpart E of Subchapter J of Chapter 1, of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee declare and agree as follows:

SECTION 1. ESTABLISHMENT AND TITLE OF THE TRUST.

         1.1 The Company hereby establishes with the Trustee a trust (the "Trust"), to accept such sums of money and other property acceptable to the Trustee as from time to time may be paid or delivered to the Trustee. All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon that are not paid to the Company as provided in Section 7.1 of this Trust Agreement, less all payments and charges as authorized herein, are hereinafter referred to as the "Trust Fund". The Trust Fund shall be held by the Trustee IN TRUST and shall be dealt with in accordance with the provisions of this Trust Agreement. The Trust Fund shall be held for the exclusive purpose of providing payments to the participants of the Plan and their beneficiaries and defraying reasonable expenses of administration in accordance with the provisions of this Trust Agreement until all such payments have been made; provided, however, that the Trust Fund shall at all times be subject to the claims of the creditors of the Company as set forth in Section 8 of this Trust Agreement.

SECTION 2. ACCEPTANCE BY THE TRUSTEE.

         2.1 The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

SECTION 3. LIMITATION ON USE OF FUNDS.

         3.1 No part of the corpus of the Trust Fund shall be recoverable by the Company or used for any purpose other than for the exclusive purpose of providing payments to participants of the Plan and their beneficiaries and defraying reasonable expenses of administration in accordance with the provisions of this Trust Agreement until all such payments required by this Trust Agreement have been made; provided, however, that (i) nothing in this
Section 3.1 shall be deemed to limit or otherwise prevent the payment from the Trust Fund of expenses and other charges as provided in Section 10.1 and 10.2 of this Trust Agreement or the application of the Trust Fund as provided in
Section 6.4 of this Trust Agreement if the Trust is finally determined not to constitute a grantor trust and (ii) the Trust Fund shall at all times be subject to the claims of creditors of the Company as set forth in Section 8 of this Trust Agreement.

SECTION 4. DUTIES AND POWERS OF THE TRUSTEE WITH RESPECT TO INVESTMENTS.

         4.1 The Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in accordance with the directions of the Company or such investment guidelines as the Company may provide to the Trustee from time to time.

SECTION 5. ADDITIONAL POWERS AND DUTIES OF THE TRUSTEE.

         5.1 Subject to the provisions of Section 4.1, the Trustee shall have the following additional powers and authority with respect to all property constituting a part of the Trust Fund:

         a. To sell, exchange or transfer any such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof, including call options for property held in the Trust Fund and put options for the purchase of property.

         b. To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.

         c. To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

         d. To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

         e. To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust.

         f. To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

         g. To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan.

         h. To engage any legal counsel, including counsel to the Company, any enrolled actuary, or any other suitable agents, to consult with such counsel, enrolled actuary, or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel, enrolled actuary or agents, and to pay its reasonable fees, expenses and compensation.

         i. To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.

         j. To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

         k. To transfer assets of the Trust Fund to a successor trustee as provided in Section 12.4.

         l. To exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held by the Trust Fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Section 5 or otherwise in the best interest of the Trust Fund.

SECTION 6. PAYMENTS BY THE TRUSTEE.

         6.1 The establishment of the Trust and the payment or delivery to the Trust of money or other property acceptable to the Trustee shall not vest in Plan participants or their beneficiaries any right, title or interest in and to any assets of the Trust, except as otherwise set forth in this Section 6.

         6.2 The Trustee shall make payment of Plan benefits to participants and beneficiaries of the Plan from the assets held in their respective Accounts, if any, to the extent such assets are available for distribution, in accordance with the terms and conditions set forth in the Plan and subject to the election, if any, of the participant or his beneficiary thereunder. In no event shall the Account of any participant or beneficiary be used for the purpose of providing benefits to any other participant or beneficiary of the Plan.

         6.3 If the participant's Account is not sufficient to make one or more payments of benefits due under the Plan to such participant or his beneficiary in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due.

         6.4 Notwithstanding anything contained in this Trust Agreement to the contrary, if at any time the Trust finally is determined by the Internal Revenue Service ("IRS") not to be a "grantor trust" with the result that the income of the Trust Fund is not treated as income of the Company pursuant to Subpart E of Subchapter J of the Code, or if a tax is finally determined by the IRS or is determined by counsel to the Trustee to be payable by any Plan participant or beneficiary in respect of any vested interest in the Trust Fund prior to payment of such interest to such participant or beneficiary, then the Trust shall immediately terminate and the full fair market value of the assets in the Trust Fund shall be returned to the Company. The Company shall fully reimburse each participant and their beneficiaries for any tax liability they may incur pursuant to the operation of this Section. For purposes of this Section, a final determination of the IRS shall be a decision rendered by the IRS which is no longer subject to administrative appeal within the IRS.

         6.5 Notwithstanding any provision herein to the contrary, with respect to each participant of the Plan, in the event of a change in control of the Company, the Trustee shall immediately distribute in one lump sum to such participant (or his beneficiary in the event of the participant's death) the entire value of such participant's Account. Within thirty (30) days following payment of the value of the participant's Account pursuant to this Section 6.5, the Company shall determine the excess, if any, of the participant's lump sum benefit payable, determined as of the date of the change in control of the Company, over the amount of such participant's Account actually distributed hereunder, and the Company shall immediately thereafter pay such excess to the participant (or his beneficiary in the event of his death) in one lump sum cash payment. In the event the amount of the participant's Account paid to him or his beneficiary exceeds the participant's lump sum benefit payable, determined as of the date of the change in control of the Company, the participant or his beneficiary shall return such excess to the Company. The Trustee shall be indemnified and held harmless by the Company in making a payment pursuant to such notification. The Trustee shall not be required to make an independent inquiry or decision with respect to the amount of any payment which may be made pursuant to this Section 6.5 or the validity of any notice hereunder.

         For purpose of this Section 6.5, the term "change in control" shall mean (a) the purchase or other acquisition in one or more transaction other than from the Company, by any individual, entity or group of persons, within the meaning of section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions, or beneficial ownership (within the meaning of Rule 13d-3 of Securities Exchange Act of 1934) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or (b) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter own more than 50 percent of the combined voting power of the reorganized, merged or consolidated Company's then outstanding securities that are entitled to vote generally in the election of directors or (c) the sale of substantially all of the Company's assets; provided however, if any event described in (a) (b) or (c) shall be approved by a two-thirds vote of the full Board, then it shall not constitute a Change of Control.

         6.6 Notwithstanding anything in this Trust Agreement to the contrary, the Company shall remain primarily liable under the Plan to pay benefits. However, the Company's liability under the Plan shall be reduced or offset to the extent and by the value of any benefit payments under the Plan made from the Trust.

         6.7 The Trustee shall deduct from each payment under this Trust Agreement any Federal, state or local withholding or other taxes or charges which the Trustee may be required to deduct under applicable laws.

SECTION 7. FUNDING OF THE TRUST.

         7.1 Amounts held for the benefit of each participant and beneficiary in the Trust shall be maintained in a separate account (the "Account") which shall be held, administered and accounted for separately for each participant or beneficiary. Separate accounting records shall be maintained so that the amount held in each participant's and beneficiary's Account shall be identifiable at all times. Each Account shall consist of, and be increased by, contributions made by the Company which are designated by the Company as the property of such Account and shall be decreased by distributions made therefrom. The Company shall make contributions to such Accounts from time to time in accordance with such funding method and policy as will permit the Trust to make payment of benefits provided by the Plan. In addition, the Trustee shall allocate and credit the Net Income of the Trust to the Accounts of participants and beneficiaries on the last day of each calendar year (the "Allocation Date"), pro rata based on the respective Account balances of each participant and beneficiary on such date; provided, however that in no event shall the Account of any participant or beneficiary at any time exceed the maximum lump sum benefit payable under the Plan to such participant or beneficiary. If as a result of the foregoing, all or a portion of any Net Income otherwise allocable to the Account of any participant or beneficiary on the Allocation Date cannot be so allocated, such Net Income shall be allocated and credited to the Accounts for all other participants and beneficiaries whose Accounts do not exceed the maximum lump sum benefit payable to them under the Plan pro rata based on the respective Account balances of each such participant and beneficiary on such Allocation Date (determined without regard to the allocation of any Net Income to such Accounts on such date). To the extent that any Net Income cannot be allocated to the Accounts of participants and beneficiaries pursuant hereto, such Net Income shall be paid to the Company. For purposes of the foregoing, Net Income shall mean the net gain or loss of the Trust from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust. In determining the Net Income of the Trust as of any date, assets shall be valued on the basis of their then fair market value.

SECTION 8. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO PARTICIPANTS AND BENEFICIARIES WHEN COMPANY IS INSOLVENT.

         8.1 It is the intent of the parties hereto that the Trust assets are and shall remain at all times subject to the claims of the general creditors of the Company. Accordingly, the Company shall not create a security interest in the Trust assets in favor of the participants and beneficiaries of the Plan or any creditor. If the Trustee receive the notice provided for in Section 8.2 hereof, or otherwise receives actual notice that the Company is insolvent or bankrupt as defined in Section 8.2 hereof, the Trustee will make no further distributions from the Trust to any of the participants or beneficiaries of the Plan but will deliver the entire amount of the Trust assets only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct to make the Trust assets available to satisfy the claims of the Company's general creditors. The Trustee shall resume distributions from the Trust to the participants and beneficiaries of the Plan under the terms hereof, upon no less than thirty (30) days' advance notice to the Company, if it determines that the Company was not, or is no longer, bankrupt or insolvent. Unless the Trustee has actual knowledge of the Company's bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent.

         8.2 The Company, through its Board or Chief Financial Officer, shall advise the Trustee promptly in writing of the Company's bankruptcy or insolvency. The Company shall be deemed to be bankrupt or insolvent upon the occurrence of any of the following:

         a. The Company or the Bank shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets, or shall commence any case under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution, or liquidation law or statute of any jurisdiction (federal or state), whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such case shall have been commenced against it, in which an order for relief is entered or which remains undismissed; or the Company or the Bank by any act or commission shall indicate its consent to, approval of or acquiescence in any such petition, application or case or order for relief or to the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its property, or shall suffer any such custodianship, receivership, or trusteeship to continue undischarged; or

         b. The Company or the Bank shall generally not pay its debts as such debts become due or shall cease to pay its debts in the ordinary course of business; or

         c. A conservator or receiver shall be appointed for the Company or the Bank by any Federal or State regulatory agency.

         8.3 If the Trustee discontinues payments of benefits under the Plan from the Trust pursuant to Section 8.1 of this Trust Agreement and subsequently resumes such payments, the first payment to a participant or beneficiary following such discontinuance shall include the aggregate amount of all payments which would have been made to the participant or beneficiary in accordance with the Plan during the period of such discontinuance, less the aggregate amount of payments of benefits under the Plan made to the participant or his beneficiary by the Company during any such period of discontinuance.

SECTION 9. THIRD PARTIES.

         9.1 A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to see to the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

SECTION 10. TAXES, EXPENSES AND COMPENSATION.

         10.1 The Company shall from time to time pay taxes of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust Fund are not paid by the Company, the Trustee shall pay such taxes out of the Trust Fund. The Trustee shall withhold Federal, State and local taxes from any payments made to a participant or beneficiary in accordance with the provisions of applicable law. The Trustee shall contest the validity of taxes in any manner deemed appropriate by the Company or its counsel, but at the Company's expense, and only if it has received an indemnity bond or other security satisfactory to it to pay any such expenses. In the alternative, the Company may itself contest the validity of any such taxes.

         10.2 The Company shall pay the Trustee such reasonable compensation for its services as may be agreed upon in writing from time to time by the Company and the Trustee. The Company shall also pay the reasonable expenses incurred by the Trustee in the performance of its duties under this Trust Agreement, including brokerage commissions and fees of counsel engaged by the Trustee. Such compensation and expenses shall be charged against and paid from the Trust Fund to the extent that the Company does not pay such compensation.

SECTION 11. ADMINISTRATION AND RECORDS.

         11.1 The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder and all necessary and appropriate records required to identify correctly and reflect accurately the interest of each participant or beneficiary, and all accounts, books and records relating thereto shall be open to the inspection and audit at all reasonable times by any person designated by the Company. All such accounts, books and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying the Company in writing of its intention to do so and transferring to the Company any of such accounts, books and records requested.

         11.2 Within 120 days after the close of each calendar year, and within 120 days after the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the preceding calendar year, or during the period from the close of the preceding calendar [year] to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold with the cost or net proceeds of such purchases or sales and showing of all cash, securities and other property held at the end of such calendar year or other period.

         11.3 The Trustee shall from time to time permit an independent public accountant selected by the Company (except one to whom the Trustee has reasonable objection) to have access during ordinary business hours to such records as may be necessary to audit the Trustee's accounts.

         11.4 As of the last day of each calendar year, the fair market value of the assets held in the Trust Fund shall be determined. Within 120 days after the close of each calendar year, the Trustee shall file with the Company the written report of the determination of such fair market value of the assets held in the Trust Fund.

         11.5 Nothing contained in this Trust Agreement shall be construed as depriving the Trustee, the Company or any participant of beneficiary of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's account or for instructions the only necessary parties hereto in addition to the Trustee shall be the Company and the participants or their beneficiaries.

         11.6 In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor Trustee all records which shall be required by the successor Trustee to enable it to carry out the provisions of this Trust Agreement.

         11.7 In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree.

SECTION 12. REMOVAL OR RESIGNATION OF THE TRUSTEE AND DESIGNATION OF

SUCCESSOR TRUSTEE.

         12.1 At any time the Company may remove the Trustee with or without cause, upon at least 60 days' notice in writing to the Trustee. A copy of such notice shall be sent to the Trustee.

         12.2 The Trustees may resign at any time upon at least 60 days' notice in writing to the Company.

         12.3 In the event of such removal or resignation, the Trustee shall duly file with the Company a written account as provide in Section 11.2 of this Trust Agreement for the period since the last previous annual accounting, listing the investments of the Trust and any uninvested cash balance thereof, and setting forth all receipts, disbursements, distributions and other transactions respecting the Trust not included in any previous account.

         12.4 Within 60 days after any such notice of removal or resignation of the Trustee, the Company shall designate a successor Trustee qualified to act hereunder. Each successor Trustee, during each period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word "Trustee" wherever used herein, except where context otherwise requires, shall be deemed to include any successor Trustee. Upon designation of a successor Trustee and deliver to the resigned or removed Trustee of written acceptance by the successor Trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such Trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.

SECTION 13. ENFORCEMENT OF TRUST AGREEMENT AND LEGAL PROCEEDINGS.

         13.1 The Company shall have the right to enforce any provision of this Trust Agreement, and any participant or beneficiary of the Plan shall have the right to enforce any provision of this Trust Agreement that affects the right, title and interest of such participant or beneficiary, if any, in the Trust. In any action or proceedings affecting the Trust the only necessary parties shall be the Company, the Trustee and participants and beneficiaries of the Plan and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgement entered in such an action or proceeding shall to the maximum extent permitted by applicable law be binding and conclusive on all persons having or claiming to have any interest in the Trust.

SECTION 14. TERMINATION AND SUSPENSION.

         14.1 The Trust shall terminate when all payments which have or may become payable pursuant to the terms of the Trust have been made and any remaining assets shall then be paid by Trustee to the Company.

SECTION 15. AMENDMENTS.

         15.1 The Company may from time to time amend or modify, in whole or in part, any or all of the provisions of this Trust Agreement (except Sections 1.1, 3.1, 6, 11, 12.4, 13, 14, 15 and 17) with the written consent of the Trustee, but without the consent of any participant or beneficiary of the Plan, provided that any such amendment shall not adversely affect the rights of any participant or beneficiary hereunder, or cause the Trust to cease to constitute a grantor trust as described in Section 6.4 of this Trust Agreement.

         15.2 The Company and the Trustee shall execute such supplements to, or amendments of, this Trust Agreement as shall be necessary to give effect to any such amendment or modification.

SECTION 16. NONALIENATION.

         16.1 Except insofar as applicable law may otherwise require and subject to Sections 1.1, 3.1 and 8 of this Trust Agreement, (i) no amount payable to or in respect of any participant or beneficiary at any time under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of a participant or beneficiary.

SECTION 17. COMMUNICATIONS.

         17.1 Communications to the Company shall be addressed to Brunswick Bank and Trust, P.O. Box 29, New Brunswick, NJ 08903, Attention: Chief Financial Officer; provided, however, that upon the Company's written request, such communications shall be sent to such other address as the

Company may specify.

         17.2 Communications to the Trustee shall be addressed to Brunswick Bank and Trust, P.O. Box 29, New Brunswick, NJ 08903, Attention: Roman Gumina; provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

         17.3 No communication shall be binding on the Trustee until it is received by the Trustee, no communication shall be binding on the Company until it is received by the Company, and no communication shall be binding on any participant or beneficiary until it is received by the participant or beneficiary.

         17.4 Any action of the Company pursuant to this Trust Agreement, including all order, requests, directions, instructions, approvals and objections of the Company to the Trustee, shall be in writing, signed on behalf of the Company by any duly authorized officer of the Company. Any action by any participant or beneficiary shall be in writing. The Trustee may rely on, and will be fully protected with respect to any such action taken or omitted in reliance on, any information, order, request, direction, instruction, approval, objection, and list delivered to the Trustee by the Company or, to the extent applicable under this Trust Agreement, by a participant or beneficiary.

SECTION 18. MISCELLANEOUS PROVISIONS.

         18.1 This Trust Agreement shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns and the personal representatives of individuals.

         18.2 The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company.

         18.3 Each participant or beneficiary shall file with the Trustee such pertinent information concerning himself, and any other person as the Trustee shall specify, and the participant or beneficiary shall have no rights nor be entitled to any benefits under the Trust unless such information is filed by or with respect to him.

         18.4 Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder without the execution of filing of any instrument or the performance of any act.

         18.5 Title to the Sections of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.

         18.6 This Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced and administered in accordance with the law of the State of New Jersey, and the Trustee shall be liable to account only in the courts of the State of New Jersey.

         18.7 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.

         IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.


                                        By:
                                             --------------------------------
                                             Brunswick Bank and Trust Company

Attest


---------------------------
Assistant Secretary


                                        By:
                                             --------------------------------
                                             Brunswick Bancorp


Attest


---------------------------



                                        By:
                                             --------------------------------
                                             Thomas Fornale

Attest


---------------------------

                      THE BRUNSWICK BANK AND TRUST COMPANY

                             NON-QUALIFIED DEFERRED

                               COMPENSATION PLAN

               The Brunswick Bank and Trust Company Non-Qualified
                           Deferred Compensation Plan

ARTICLE 1 - INTRODUCTION

1.1      PURPOSE OF PLAN
The Company has adopted the Brunswick Bank and Trust Company Non-Qualified Deferred Compensation Plan set forth herein to provide a means by which to retain the continued employment of certain key employees by offering the special incentive of a deferred compensation plan.

1.2      STATUS OF PLAN
The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

ARTICLE 2 - DEFINITIONS
Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1 ACCOUNT means, for each Participant, the account established for his or her benefit under Section 5.1.

2.2 CHANGE OF CONTROL means (a) the purchase or other acquisition in one or more transaction other than from the Company, by any individual, entity or group of persons, within the meaning of section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions, or beneficial ownership (within the meaning of Rule 13d-3 of Securities Exchange Act of 1934) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or (b)the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter own more than 50 percent of the combined voting power of the reorganized, merged or consolidated Company's then outstanding securities that are entitled to vote generally in the election of directors or (c) the sale of substantially all of the Company's assets, provided, however, if any event described in (a) (b) or (c) shall be approved by a two-thirds vote of the full Board, then it shall not constitute a Change of Control.

2.3 CODE means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.4 EFFECTIVE DATE means the date chosen in the Adoption Agreement as of which the Plan first becomes effective.

2.5 ELIGIBLE EMPLOYEE means, on the Effective Date or on any Entry Date thereafter, each employee of the Company designated in the Adoption Agreement, or subsequently designated by the Compensation Committee of the Board of Directors.

2.6 BANK means Brunswick Bank and Trust Company, any successor to all or a major portion of the Bank's assets or business which assumes the obligations of the Bank, and each other entity that is affiliated with the Bank which adopts the Plan with the consent of the Bank, provided that the Bank that signs the Adoption Agreement shall have sole power to amend this Plan and shall be the Plan Administrator if no other person or entity is so serving at any time.

2.7      BANCORP means Brunswick Bancorp.

2.8 COMPANY means Brunswick Bancorp together with Brunswick Bank and Trust Company.

2.9 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.10 INCENTIVE CONTRIBUTION means a discretionary additional contribution made by the Company as described in Section 4.1.

2.11     INSOLVENT means the occurrence of any of the following:
a. The Company or the Bank shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets, or shall commence any case under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution, or liquidation law or statute of any jurisdiction (federal or state), whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such case shall have been commenced against it, in which an order for relief is entered or which remains undismissed; or the Company or the Bank by any act or commission shall indicate its consent to, approval of or acquiescence in any such petition, application or case or order for relief or to the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its property, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged; or

b. The Company or the Bank shall generally not pay its debts as such debts become due or shall cease to pay its debts in the ordinary course of business; or

c. A conservator or receiver shall be appointed for the Company or the Bank by any Federal or State regulatory agency.

2.12 PARTICIPANT means any individual who participates in the Plan in accordance with Article 3.

2.13 PLAN means the Brunswick Bank and Trust Company Non-Qualified Deferred Compensation plan for Select Employees and the Adoption Agreement and all amendments thereto.

2.14 PLAN ADMINISTRATOR means the person, persons or entity designated by the Company in the Adoption Agreement to administer the Plan and to serve as the agent with respect to the Trust as contemplated by the agreement establishing the Trust. If no such person or entity is so serving at any time, the Company shall be the Plan Administrator.

2.15     PLAN YEAR means the 12-month period chosen in the Adoption Agreement.

2.16 TOTAL AND PERMANENT DISABILITY means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Plan Administrator.

2.17 TRUST means the trust established by the Company that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

2.18     TRUSTEE means the trustee or trustees under the Trust.

2.19 YEAR OF SERVICE means the computation period and service requirement elected in the Adoption Agreement.

ARTICLE 3 - PARTICIPATION

3.1      COMMENCEMENT OF PARTICIPATION
Any individual designated through a corporate resolution in accordance with
Section 4.1 shall become a Participant in the Plan as of such date in accordance with Section 4.1. Any individual who is not already a Participant and whose Account is credited with an Incentive Contribution shall become a Participant as of the date such amount is credited.

3.2      CONTINUED PARTICIPATION
A Participant in the plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

ARTICLE 4 - CONTRIBUTIONS

4.1      INCENTIVE CONTRIBUTIONS
The Company may, in its sole discretion, select one or more Eligible Employees to receive an Incentive Contribution to his or her Account on such terms as the Company shall specify at the time it makes the contribution. For example, the Company may contribute an amount to a Participant's Account and condition the payment of that amount and accrued earnings thereon upon the Participant remaining employed by the Company for an additional specified period of time. The terms specified by the Company shall supersede any other provision of this Plan as regards Incentive Contribution and earnings with respect thereto. The Company, in its discretion, may permit the Participant to designate a distribution schedule for a particular Incentive Contribution provided that such designation is made prior to the time that the Company finally determines that the Participant will receive the Incentive Contribution.

ARTICLE 5 - ACCOUNTS

5.1      ACCOUNTS
The Plan Administrator shall establish an Account for each Participant reflecting Incentive Contributions made for the Participant's benefit together with any adjustments for income, gain or loss and any payments from the Account. The Plan Administrator may cause the Trustee to maintain and invest separate assets accounts corresponding to each Participant's Account. The Plan Administrator shall establish sub-accounts for each Participant that has more than one election in effect under Section 7.1 and such other sub- accounts as are necessary for the proper administration of the Plan. As of the last business day of each calendar quarter, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

5.2      INVESTMENTS
The assets of the Trust shall be invested in such investments as the Trustee shall determine. The Trustee may (but is not required to) consider the Company's or a Participant's investment preferences when investing the assets attributable to a Participant's Account.

ARTICLE 6 - VESTING

6.1      GENERAL
A Participant shall become vested in the portion of his or her Account attributable to Incentive Contributions and income and gain attributable thereto in accordance with the schedule selected by the Company in the Adoption Agreement, subject to earlier vesting in accordance with Section 6.3, 6.4, and 6.5.

6.2      VESTING SERVICE
For purposes of applying the vesting schedule, a Participant shall be considered to have completed a Year of Service for each complete year of full-time service with the Company or an Affiliate, measured from the Participant's first date of such employment, unless the Company also maintain a 401(k) plan that is qualified under section 401(a) of the Internal Revenue Code in which the Participant participates, in which case the rules governing vesting service under that plan shall also be controlling under this Plan.

6.3      CHANGE OF CONTROL
A Participant shall become fully vested in his or her Account immediately prior to a Change of Control of the Company.

6.4      DEATH OR DISABILITY
A Participant shall become fully vested in his or her Account immediately prior to termination of the Participant's employment by reason of the Participant's death or Total and Permanent Disability. Whether a Participant's termination of employment is by reason of the Participant's Total and Permanent Disability shall be determined by the Plan Administrator in its sole discretion.

6.5      INSOLVENCY
A Participant shall become fully vested in his or her Account immediately prior to the Company or the Bank becoming Insolvent, in which case the Participant will have the same rights as a general creditor of the Company with respect to his or her Account balance.

ARTICLE 7 - PAYMENTS

7.1      ELECTION AS TO TIME AND FORM OF PAYMENT
A Participant shall elect the date at which the vested Incentive Contributions (including any earnings attributable thereto) will commence to be paid to the Participant. The Participant shall also elect thereon for payments to be paid in either:
a.       a single lump-sum payment; or
b. annual installments over a period elected by the Participant up to 10 years, the amount of each installment to equal the balance of his or her Account immediately prior to the installment divided by the number of installments remaining to be paid.
Each such election will be effective for the Plan Year for which it is made and succeeding Plan Years, unless changed by the Participant. Any change will be effective only for Incentive Contributions made for the first Plan Year beginning after the date on which the Election Form containing the change is filed with the Plan Administrator. Except as provided in Sections 7.2, 7.3, 7.4, or 7.5, payment of a Participant's Account shall be made in accordance with the Participant's election under this Section 7.1.

7.2      CHANGE OF CONTROL
As soon as possible following a Change of Control of the Company, each Participant shall be paid his or her entire Account balance (including any amount vested pursuant to Section 6.3) in a single lump sum.

7.3      TERMINATION OF EMPLOYMENT
Upon termination of a Participant's employment for any reason other than death, the vested portion of the Participant's Account (including any portion vested pursuant to Section 6.4 as a consequence of the Participant's Total and Permanent Disability) shall be paid to the Participant in a single lump sum as soon as practicable following the date of such termination; provided, however, that the Plan Administrator, in its sole discretion, may pay out a Participant's Account balance in annual installments if the Participant's employment terminates by reason of the Participant's Total and Permanent Disability.

7.4      DEATH
If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid as soon as practicable in a single lump sum payment to the estate of the Participant.

7.5      UNFORESEEN EMERGENCY
If a Participant suffers an unforeseen emergency, as defined herein, the Plan Administrator, in its sole discretion, may pay to the Participant only that portion, if any, of the vested portion of his or her Account which the Plan Administrator determines is necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency shall apply for the payment in writing in a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.

For purposes of this paragraph, "unforeseen emergency" means an immediate and heavy financial need resulting from any of the following:

a. expenses which are not covered by insurance and which the Participant or his or her spouse or dependent has incurred as a result of, or is required to incur in order to receive, medical care;
b. the need to prevent eviction of a Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or
c. any other circumstance that is determined by the Plan Administrator in its sole discretion to constitute an unforeseen emergency which is not covered by insurance and which cannot reasonably be relieved by the liquidation of the Participant's assets.

7.6      FORFEITURE OF NON-VESTED AMOUNTS
To the extent that any amounts credited to a Participant's Account are not vested at the time such amounts are otherwise payable under Sections 7.1 or 7.3, such amounts shall be forfeited and shall be used to satisfy the Employer's obligation to make contributions to the Trust under the Plan.

7.7      TAXES
All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld.

ARTICLE 8 - PLAN ADMINISTRATOR

8.1      PLAN ADMINISTRATION AND INTERPRETATION
The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Company or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.2      POWERS, DUTIES, PROCEDURES, ETC.
The Plan Administrator shall have such powers and duties, may adopt such rules, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

ARTICLE 9 - AMENDMENT AND TERMINATION

9.1      AMENDMENTS
The Company shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on the Company's behalf by its duly authorized officer.

9.2      TERMINATION OF PLAN
This Plan is strictly a voluntary undertaking on the part of the Company. The Company reserves the right to terminate the Plan at any time, subject to
Section 9.3, by an instrument in writing which has been executed on the Company's behalf by its duly authorized officer. Upon termination, the Company may (a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to Participants (or their beneficiaries) the vested balance of their Accounts. For purposes of the preceding sentence, in the event the Company chooses to implement clause (b), the Account balances of all Participants who are in the employ of the Company at the time the Trustee is directed to pay such balances shall become fully vested and nonforfeitable. After Participants and their beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Trust attributable to Participants who terminated employment with the Company prior to termination of the Plan and who were not fully vested in their Accounts under Article 6 at that time shall be returned to the Company.

9.3      EXISTING RIGHTS
No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

ARTICLE 10 - MISCELLANEOUS

10.1     NO FUNDING
The Plan constitutes a mere promise by the Company to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Company. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Company or of any other person. In all events, it is the intent of the Company that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

10.2     NON-ASSIGNABILITY
None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

10.3     LIMITATION OF PARTICIPANTS' RIGHTS
Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Company, or interfere in any way with the right of the Company to terminate the employment of a Participant at any time, with or without cause.

10.4     PARTICIPANTS BOUND
Any action with respect to the Plan taken by the Plan Administrator or the Company or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Company or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

10.5     RECEIPT AND RELEASE
Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant of beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant of beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Company or the Trustee to follow the application of such funds.

10.6     GOVERNING LAW
The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of New Jersey. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.7     HEADINGS AND SUBHEADINGS
Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.